Exhibit 1.2

PHILIP MORRIS INTERNATIONAL INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

July 29, 2019

PHILIP MORRIS INTERNATIONAL INC.

120 Park Avenue

New York, New York 10017

Attention:	Frank de Rooij
Vice President Treasury and Corporate Finance

Dear Ladies and Gentlemen:

We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of April 25, 2008 in connection with Philip Morris International Inc.’s registration statement on Form S-3 (No. 333-216046) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities on the following terms:

Debt Securities

Title:

0.125% Notes due 2026 (the “2026 Notes”), the 0.800% Notes due 2031 (the “2031 Notes”) and the 1.450% Notes due 2039 (the “2039 Notes” and, together with the 2026 Notes and the 2031 Notes, the “Notes”).

Principal Amount:

In the case of the 2026 Notes, €500,000,000.

In the case of the 2031 Notes, €750,000,000.

In the case of the 2039 Notes, €750,000,000.

Interest Rate:

In the case of the 2026 Notes, 0.125% per annum, from August 1, 2019, payable annually in arrears on August 3, commencing August 3, 2020, to holders of record on the preceding July 19.

In the case of the 2031 Notes, 0.800% per annum, from August 1, 2019, payable annually in arrears on August 1, commencing August 1, 2020, to holders of record on the preceding July 17.

In the case of the 2039 Notes, 1.450% per annum, from August 1, 2019, payable annually in arrears on August 1, commencing August 1, 2020, to holders of record on the preceding July 17.

Maturity:

In the case of the 2026 Notes, August 3, 2026.

In the case of the 2031 Notes, August 1, 2031.

In the case of the 2039 Notes, August 1, 2039.

Currency of Denomination:

Euros (€).

Currency of Payment:

Euros (€).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., or Euroclear, or their respective designated custodian, as the case may be, in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Conversion Provisions:

None.

Optional Redemption:

Prior to the date that is three months prior to maturity, the Company may redeem the 2026 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after the date that is three months prior to maturity, the Company may redeem the 2026 Notes, in whole or in part, at the Company’s election, at par, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to the date that is three months prior to maturity, the Company may redeem the 2031 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after the date that is three months prior to maturity, the Company may redeem the 2031 Notes, in whole or in part, at the Company’s election, at par, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to the date that is three months prior to maturity, the Company may redeem the 2039 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after the date that is three months prior to maturity, the Company may redeem the 2039 Notes, in whole or in part, at the Company’s election, at par, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the prospectus supplement.

Option to Elect Repayment:

None.

Sinking Fund:

None.

Listing:

Application shall be made by the Company to list the Notes on the New York Stock Exchange.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay additional amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

In the case of the 2026 Notes, 98.543% of the principal amount of the 2026 Notes.

In the case of the 2031 Notes, 98.387% of the principal amount of the 2031 Notes.

In the case of the 2039 Notes, 98.061% of the principal amount of the 2039 Notes.

Expected Reoffering Price:

In the case of the 2026 Notes, 98.768% of the principal amount of the 2026 Notes.

In the case of the 2031 Notes, 98.687% of the principal amount of the 2031 Notes.

In the case of the 2039 Notes, 98.461% of the principal amount of the 2039 Notes.

Names and Addresses of the Several Underwriters:

Banco Santander, S.A.

Ciudad Grupo Santander

Avenida de Cantabria s/n

Edificio Encinar,

28660, Boadilla del Monte,

Madrid, Spain

Telephone: +34 91 289 5907

Email: syndicate@santandercib.co.uk

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Telephone: +44 (0) 20 7773 9098

Fax: +44 (0) 20 7516 7548

Attention: Debt Syndicate

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

United Kingdom

Telephone: +44 (0) 20 7888 9171

Fax: +44 (0) 20 7905 6128

Email: tmg.documentation@credit-suisse.com

Attention: DCM Transaction Management

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Telephone: +44-20-7545 4361

Fax: +44-20-7545 4455

Attention: Syndicate Desk

HSBC Bank plc

8 Canada Square

London, E14 5HQ

Telephone: +44 20 7991 8888

Fax: +44 20 7992 4973

Email: transaction.management@hsbcib.com

Attention: Transaction Management Group

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Email: emea_syndicate@jpmorgan.com

Attention: Head of International Syndicate

Société Générale

10 Bishops Square

London E16EG

United Kingdom

Email: Syndicate-mo@sgcib.com

Attention: Syndicate Desk GLFI/SYN/CAP/BND

Banco Bilbao Vizcaya Argentaria S.A.

Ciudad BBVA

C/ Sauceda, 28

Edificio Asia - 2nd Floor

28050, Madrid

Spain

Attention: DCM Origination

UBS AG, London Branch

5 Broadgate

London EC2M 2QS

United Kingdom

Telephone: +44 20 7567 2477

Email: ol-syndicate-london@ubs.com

Attention: Fixed Income Syndicate

The respective principal amounts of the Debt Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

In connection with the issue of the Notes, Barclays Bank PLC, as stabilizing manager (the “Stabilizing Manager”) (or persons acting on behalf of the Stabilizing Manager), may over-allot Notes or effect transactions with a view to supporting the price of the Notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 calendar days after the date on which the Company received the proceeds of the issue and 60 calendar days after the date of the allotment of the Notes. Such stabilization shall be conducted in accordance with all applicable laws and rules. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the Stabilizing Manager. The Underwriters acknowledge that the Company has not authorized the creation and issue of Notes in excess of €2,000,000,000 in aggregate principal amount.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1.    For purposes of the Underwriting Agreement, the “Applicable Time” is 1:20 p.m. New York City time (6:20 p.m. London time) on the date of this Terms Agreement.

2.    Subsection (aa) of Section 2 of the Underwriting Agreement is hereby amended as follows:

“(aa)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the European Union or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business in any country or territory that is, or the activities of any person that is, currently subject to any Sanctions. This Section 2(aa) is only sought and given if and to the extent that it does not result in a violation of Council Regulation (EC) 2271/96 and/or any associated and applicable national law, instrument or regulation related thereto.”

3.    Subsection (c) of Section 3 of the Underwriting Agreement is hereby amended as follows:

“(c)    The Company will deliver against payment of the purchase price, the Offered Securities in the form of one or more permanent global securities in definitive form, which will be deposited with a common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). Interests in any permanent global securities will be held only in book-entry form through Euroclear or Clearstream, except in the limited circumstances described in the Pricing Prospectus and the Prospectus. Payment for any Offered Securities in book-entry form shall be made by the Underwriters in federal (same day) funds by wire transfer to an account previously designated by the Company to the common depositary against delivery to the common depositary as custodian for the permanent global securities, collectively representing all of such Offered Securities.”

4.    For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the prospectus supplement consists of the following information: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the prospectus supplement and the information contained in the fifth, sixth, eighth, tenth and eleventh paragraphs under the caption “Underwriting” in the prospectus supplement. In addition, subsection (a) of Section 6 of the Underwriting Agreement is hereby amended by replacing “Pricing Prospectus” with “Pricing Prospectus or the Prospectus.”

5.    The following selling restrictions apply to the offer and sale of the Notes:

(a)    Each Underwriter hereby severally represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Notes, or distribute the Prospectus or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as agreed to with the Company in advance of such offer, sale or delivery.

(b)    Each Underwriter hereby severally represents and agrees that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Notes to any retail investor in the European Economic Area. For the purposes of this provision:

(i)	the expression “retail investor” means a person who is one (or more) of the following:

a.	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

b.	a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

c.	not a qualified investor as defined in Regulation (EU) 2017/1129 (“Prospectus Regulation”); and

(ii)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

(c)    Each Underwriter hereby severally represents and agrees that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(d)    Each Underwriter hereby severally represents and agrees that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (A) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (B) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (C) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(e)    Each Underwriter hereby severally represents and agrees that (1) the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”) and (2) it will not offer or sell the Notes or make the Notes the subject of an invitation for subscription or purchase nor may it circulate or distribute the Prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Notes, whether directly or indirectly, to any person in Singapore other than (A) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (B) to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (C) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

(f)    Each Underwriter hereby severally represents and agrees that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended (the “FIEL”)), and it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

(g)    Each Underwriter hereby severally represents and agrees that it has offered or sold and will offer or sell the Notes in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations; any resale of the Notes will be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws; and pursuant to section 3A.3 of National

Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering of the Notes.

6.    Section 14 of the Underwriting Agreement is hereby added as follows:

“14. Recognition of the U.S. Special Resolution Regimes

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of the Underwriting Agreement, and any interest and obligation in or under the Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Underwriting Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

7.    (a) Notwithstanding any other term of this agreement, the Underwriting Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, each party acknowledges, accepts, and agrees to be bound by:

(i)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this agreement and the Underwriting Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (w) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (y) the cancellation of the BRRD Liability; and (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)    the variation of the terms of this agreement and the Underwriting Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b)    As used in this Section 7,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

(c)    For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Securities hereunder constitutes a BRRD Liability and such Underwriter does not, on the Closing Date, purchase the full amount of the Notes that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority of its powers under the relevant Bail-in Legislation with respect to such BRRD Liability, such Underwriter shall be deemed, for all purposes of Section 7 of the Underwriting Agreement, to have defaulted on its obligation to purchase such Notes that it has agreed to purchase hereunder but has not purchased, and Section 7 of the Underwriting Agreement shall remain in full force and effect with respect to the obligations of the other Underwriters.

8.    Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a)    each of the Underwriters who is acting as a MiFID manufacturer (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the term sheet and any announcements in connection with the Notes; and

(b)    the Company and each of the Underwriters who is acting as a MiFID distributor notes the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the Manufacturers and the related information set out in the term sheet and any announcements in connection with the Notes; and

(c)    the Manufacturers target market is eligible counterparties and professional clients only (all distribution channels). Each of the Manufacturers, the Company and each of the Underwriters who is acting as a MiFID distributor acknowledges that the Notes are not being offered to retail investors in the European Economic Area and therefore no packaged retail investment and insurance-based products (“PRIIPS”) key information document has been prepared as the Notes are not available to retail investors in the European Economic Area.

The Closing will take place at 4:00 a.m., New York City time, on August 1, 2019 (the “Closing Date”), at the offices of Hunton Andrews Kurth LLP (as successor to Hunton & Williams LLP), 200 Park Avenue, New York, New York 10166.

The Notes will be made available for checking at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166 (unless another location shall be agreed to by the Company and the Underwriters) at least 24 hours prior to the Closing Date.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

Barclays Bank PLC

By:	/s/ LYNDA FLEMING
Name:	Lynda Fleming
Title:	Authorised Attorney

Banco Santander, S.A.

By:	/s/ CECILE LUCCIONI
Name:	Cecile Luccioni
Title:	Associate

By:	/s/ E. BELLANGER
Name:	E. Bellanger
Title:	Director

Credit Suisse Securities (Europe) Limited

By:	/s/ PIERS RONAN
Name:	Piers Ronan
Title:	Managing Director

By:	/s/ ANTHONY STRINGER
Name:	Anthony Stringer
Title:	Director

Deutsche Bank AG, London Branch

By:	/s/ LOURDES FISHER
Name:	Lourdes Fisher
Title:	Managing Director

By:	/s/ ANGUEL ZAPRIANOV
Name:	Anguel Zaprianov
Title:	Managing Director

HSBC Bank plc

By:	/s/ MARY GUO
Name:	Mary Guo
Title:	Associate Director
Transaction Management Group
EMEA Debt Capital Markets

J.P. Morgan Securities plc

By:	/s/ MARC BAIGNERES
Name:	Marc Baigneres
Title:	Managing Director

Société Générale

By:	/s/ JONATHAN WEINBERGER
Name:	Jonathan Weinberger
Title:	Managing Director

Banco Bilbao Vizcaya Argentaria S.A.

By:	/s/ ALVARO SOLIS
Name:	Alvaro Solis
Title:	Managing Director

By:	/s/ JAVIER URRACA
Name:	Javier Urraca
Title:

UBS AG, London Branch

By:	/s/ OLIVER DUERIG
Name:	Oliver Duerig
Title:	Director

By:	/s/ MANUEL GADIENT
Name:	Manuel Gadient
Title:	Managing Director

Accepted:

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ FRANK DE ROOIJ
Name:	Frank de Rooij
Title:	Vice President Treasury and Corporate Finance

SCHEDULE A

DEBT SECURITIES

Underwriters	2026 Notes	2031 Notes	2039 Notes
Banco Santander, S.A.	67,000,000	100,500,000	100,500,000
Barclays Bank PLC	67,000,000	100,500,000	100,500,000
Credit Suisse Securities (Europe) Limited	67,000,000	100,500,000	100,500,000
Deutsche Bank AG, London Branch	67,000,000	100,500,000	100,500,000
HSBC Bank plc	67,000,000	100,500,000	100,500,000
J.P. Morgan Securities plc	67,000,000	100,500,000	100,500,000
Société Générale	67,000,000	100,500,000	100,500,000
Banco Bilbao Vizcaya Argentaria S.A.	15,500,000	23,250,000	23,250,000
UBS AG, London Branch	15,500,000	23,250,000	23,250,000
Total	€500,000,000	€750,000,000	€750,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)	Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-216046

FINAL TERM SHEET

Philip Morris International Inc.

Dated July 29, 2019

0.125% Notes due 2026

0.800% Notes due 2031

1.450% Notes due 2039

Issuer:	Philip Morris International Inc.

Offering Format:	SEC Registered

Security:	0.125% Notes due 2026 (the “2026 Notes”) 0.800% Notes due 2031 (the “2031 Notes”) 1.450% Notes due 2039 (the “2039 Notes”)

Aggregate Principal Amount:	2026 Notes: €500,000,000 2031 Notes: €750,000,000 2039 Notes: €750,000,000

Maturity Date:	2026 Notes: August 3, 2026 2031 Notes: August 1, 2031 2039 Notes: August 1, 2039

Coupon:	2026 Notes: 0.125% 2031 Notes: 0.800% 2039 Notes: 1.450%

Interest Payment Dates:	2026 Notes: Annually on August 3, commencing August 3, 2020 2031 Notes: Annually on August 1, commencing August 1, 2020 2039 Notes: Annually on August 1, commencing August 1, 2020

Record Date:	2026 Notes: July 19 2031 Notes: July 17 2039 Notes: July 17

Price to Public:	2026 Notes: 98.768% of principal amount 2031 Notes: 98.687% of principal amount 2039 Notes: 98.461% of principal amount

Underwriting Discount:	2026 Notes: 0.225% of principal amount 2031 Notes: 0.300% of principal amount 2039 Notes: 0.400% of principal amount

Net Proceeds:	2026 Notes: €492,715,000 (before expenses) 2031 Notes: €737,902,500 (before expenses) 2039 Notes: €735,457,500 (before expenses)

Benchmark Security:	2026 Notes: 0.000% August 15, 2026 2031 Notes: 0.250% February 15, 2029 2039 Notes: 4.250% July 4, 2039

Benchmark Security/Yield:	2026 Notes: -0.618% 2031 Notes: -0.431% 2039 Notes: -0.032%

Spread to Benchmark Security:	2026 Notes: +92.1 basis points 2031 Notes: +134.7 basis points 2039 Notes: +157.2 basis points

Re-Offer Yield:	2026 Notes: 0.303% 2031 Notes: 0.916% 2039 Notes: 1.540%

Mid-Swap Yield:	2026 Notes: -0.177% 2031 Notes: 0.186% 2039 Notes: 0.510%

Spread to Mid-Swap Yield:	2026 Notes: +48 basis points 2031 Notes: +73 basis points 2039 Notes: +103 basis points

Optional Redemption:

2026 Notes:

Prior to May 3, 2026: Make-whole redemption at Comparable Government Bond Rate plus 15 bps

On or after May 3, 2026: Redemption at par

2031 Notes:

Prior to May 1, 2031: Make-whole redemption at Comparable Government Bond Rate plus 25 bps

On or after May 1, 2031: Redemption at par

2039 Notes:

Prior to May 1, 2039: Make-whole redemption at Comparable Government Bond Rate plus 25 bps

On or after May 1, 2039: Redemption at par

Settlement Date (T+3):	August 1, 2019*

Common Code / CUSIP/ISIN:

2026 Notes:    Common Code: 203547374

CUSIP Number: 718172 CK3

ISIN Number: XS2035473748

2031 Notes:    Common Code: 203547412

CUSIP Number: 718172 CL1

ISIN Number: XS2035474126

2039 Notes:    Common Code: 203547455

CUSIP Number: 718172 CM9

ISIN Number: XS2035474555

Listing:	Application will be made to list the notes on the New York Stock Exchange

Joint Book-Running Managers:	Banco Santander, S.A. Barclays Bank PLC Credit Suisse Securities (Europe) Limited Deutsche Bank AG, London Branch HSBC Bank plc J.P. Morgan Securities plc Société Générale

Joint Co-Managers:	Banco Bilbao Vizcaya Argentaria S.A. UBS AG, London Branch

Allocations:	2026 Notes	2031 Notes	2039 Notes
Banco Santander, S.A.	67,000,000	100,500,000	100,500,000
Barclays Bank PLC	67,000,000	100,500,000	100,500,000
Credit Suisse Securities (Europe) Limited	67,000,000	100,500,000	100,500,000
Deutsche Bank AG, London Branch	67,000,000	100,500,000	100,500,000
HSBC Bank plc	67,000,000	100,500,000	100,500,000
J.P. Morgan Securities plc	67,000,000	100,500,000	100,500,000
Société Générale	67,000,000	100,500,000	100,500,000
Banco Bilbao Vizcaya Argentaria S.A.	15,500,000	23,250,000	23,250,000
UBS AG, London Branch	15,500,000	23,250,000	23,250,000
Total	€500,000,000	€750,000,000	€750,000,000

*

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

MiFID II professionals/ECPs-only/No PRIIPs KID – Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as the notes are not available to retail investors in the European Economic Area.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banco Santander, S.A. toll free at +34-91-289-59-07, Barclays Bank PLC toll free at 1-888-603-5847, Credit Suisse Securities (Europe) Limited toll free at +44-20-888-4021, Deutsche Bank AG, London Branch toll-free at 1-800-503-4611, HSBC Bank plc toll free at 1-866-811-8049, J.P. Morgan Securities plc toll-free at +44-207-134-2468 or Société Générale toll free at +44-207-676-7329.